As filed with the Securities and Exchange Commission on February 8, 2023.

Registration No. 333-248822

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 9 TO

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Distoken Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Unit 1006, Block C, Jinshangjun Park
No. 2 Xiaoba Road, Panlong District
Kunming, Yunnan, China
Telephone: +86 871 63624579

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, DE 19711
Telephone: (302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard I. Anslow, Esq. Joshua N. Englard, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 Telephone: (212) 370-1300	David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller 405 Lexington Avenue, 44th Floor New York, New York 10174 Telephone: (212) 818-8800

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Distoken Acquisition Corporation is filing this Amendment No. 9 (this “Amendment”) to its Registration Statement on Form S-1 (File No. 333-248822) (the “Registration Statement”) as an exhibit-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibit. The remainder of the Registration Statement is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.  Exhibits and Financial Statement Schedules

(a)	Exhibits.
Exhibit No.	Description
1.1	Form of Underwriting Agreement**
1.2	Form of Business Combination Marketing Agreement**
3.1	Memorandum and Articles of Association**
3.2	Amended and Restated Memorandum and Articles of Association**
3.3	Form of Amended and Restated Memorandum and Articles of Association***
4.1	Specimen Unit Certificate**
4.2	Specimen Ordinary Share Certificate**
4.3	Specimen Warrant Certificate**
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant**
4.5	Form of Rights Agreement between Continental Stock Transfer & Trust Company and the Registrant**
4.6	Specimen Rights Certificate**
4.7	Form of Representative’s Warrants**
5.1	Opinion of Maples and Calder (Cayman) LLP**
5.2	Opinion of Ellenoff Grossman & Schole LLP**
10.1	Third Amended and Restated Promissory Note issued to Xiaosen Sponsor LLC**
10.2	Form of Letter Agreement among the Registrant and its officers, directors and Xiaosen Sponsor LLC**
10.3	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant**
10.4	Form of Registration Rights Agreement among the Registrant, I-Bankers Securities, Inc. and certain security holders**
10.5	Securities Subscription Agreement, dated July 8, 2020, between the Registrant and Xiaosen Sponsor LLC**

Exhibit No.	Description
10.6	Form of Sponsor Units Purchase Agreement between the Registrant and Xiaosen Sponsor LLC**
10.7	Form of Indemnity Agreement**
10.8	Form of Administrative Services Agreement between the Registrant and Xiaosen Sponsor LLC**
23.1	Consent of Marcum LLP**
23.2	Consent of Maples and Calder (Cayman) LLP (included in Exhibit 5.1)**
23.3	Consent of Ellenoff Grossman & Schole LLP (included on Exhibit 5.2)**
24	Power of Attorney (included on signature page to the initial filing of this Registration Statement)**
99.1	Consent of John Wallace**
99.2	Consent of Joseph Valenza**
99.3	Consent of Ning Wang**
107	Filing Fee Table**

**	Previously filed.

***	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 8th day of February, 2023.

Distoken Acquisition Corporation

By: /s/ Jian Zhang
Name: Jian Zhang
Title: Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Jian Zhang Jian Zhang	Chief Executive Officer and Chairman (Principal Executive Officer)	February 8, 2023

/s/ Jirong Lyu Jirong Lyu	Chief Financial Officer (Principal Financial and Accounting Officer)	February 8, 2023

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of Distoken Acquisition Corporation, in Newark, Delaware, on February 8, 2023.

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director of Puglisi & Associates